--------------------------------------------------------------------------------
      As filed with the Securities and Exchange Commission on September 27, 2000
                                                          Reg. No. 333-________
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                        IMAGING DIAGNOSTIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

        Florida                                      22-2671269
(State of incorporation)                 (I.R.S. Employer Identification Number)

                             6531 Northwest 18 Court
                            Plantation, Florida 33313
          (Address, including zip code, of Principal Executive Offices)


                        1995 Incentive Stock Option Plan
                      2000 Non-Statutory Stock Option Plan
                           (Full titles of the Plans)


                           Linda B. Grable, President
                        Imaging Diagnostic Systems, Inc.
                             6531 Northwest 18 Court
                            Plantation, Florida 33313
                     (Name and address of agent for service)

                                 (954) 581-9800
          (Telephone number, including area code, of agent for service)

                                   copies to:
                            ROBERT B. MACAULAY, ESQ.
               Mitrani, Rynor, Adamsky, Macaulay & Zorrilla, P.A.
                     One Southeast Third Avenue, Suite 2200
                              Miami, Florida 33131
                               Tel: (305) 358-0050
                               Fax: (305) 358-0550


                         CALCULATION OF REGISTRATION FEE

---------------------- ------------------- --------------------- ------------------------- ----------------------
Title of Securities    Amount to be        Proposed Offering     Proposed Maximum          Amount of
to be Registered       Registered (2)(3)   Price Per Share (4)   Aggregate Offering Price  Registration Fee
---------------------- ------------------- --------------------- ------------------------- ----------------------
Common Stock           3,991,066   (1)            $0.487                $1,945,227                  $589
No Par Value                       (2)
---------------------- ------------------- --------------------- ------------------------- ----------------------
Common Stock           3,000,000   (1)            $1.48                 $4,440,000                $1,345
No Par Value                       (3)
---------------------- ------------------- --------------------- ------------------------- ----------------------
Totals                 6,991,066                  $0.91                 $6,385,227                $1,934
---------------------- ------------------- --------------------- ------------------------- ----------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional shares of Imaging Diagnostic Systems, Inc.'s (the "Company") common stock, no par value (the "Common Stock") as may become issuable pursuant to the anti-dilution provisions of the subject plans.

(2) Of the registered shares, 3,991,066 are issuable pursuant to the Company's 1995 Incentive Stock Option Plan.

(3) Of the registered shares, 3,000,000 are issuable pursuant to the Company's 2000 Non-Statutory Stock Option Plan.

(4) Estimated solely for the purpose of calculating the registration fee for this registration statement and computed in accordance with Rule 457(h)(1) on the basis of (i) with respect to the 3,991,066 shares underlying options granted under the 1995 Incentive Stock Option Plan, the weighted average of the exercise prices, and (ii) with respect to the 3,000,000 shares underlying options granted in the 2000 Non-Statutory Stock Option Plan, the average of the exercise prices.

                                Explanatory Note

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this registration statement on Form S-8 (the "Registration Statement"), or as a prospectus or prospectus supplement pursuant to Rule 424. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of
Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

                  (a) The Company's annual report on Form 10-KSB for the year ended June 30, 2000.

                  (b) The description of the Company's Common Stock contained in its Registration Statement on Form 10-SB declared effective on July 14, 1995.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0850 of the Florida Business Corporation Act empowers a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including an appeal thereof, if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe his conduct was unlawful. A Florida corporation may indemnify such person against expenses including amounts paid in settlement (not exceeding in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion) actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions set forth above, if such person acted in good faith and in a manner such person believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

         To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including counsel (including those for appeal) fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 607.0850 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the articles of incorporation of the corporation or any by-law, agreement, vote of shareholders or disinterested directors, or otherwise. Section 607.0850 also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute.

         Article XII of the Company's By-Laws provide for indemnification of the directors, officers, employees and agents of the Company (including advancement of expenses) to the fullest extent permitted under Florida law. In addition, the Company has contractually agreed to indemnify its directors and officers to the fullest extent permitted under Florida law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company as disclosed above, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         Reference is made to the Exhibit Index which is included in this Registration Statement following the Signature Page.



ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information in this Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plantation, Florida, on this 26th day of September, 2000.

                        IMAGING DIAGNOSTIC SYSTEMS, INC.



                             By: /s/ Linda B. Grable
                                 Linda B. Grable, Chairman
                                 of the Board and President

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


    SIGNATURE                         TITLE                         DATE

/s/ Linda B. Grable           Chairman of the Board          September 26, 2000
Linda B. Grable               and President




/s/ Richard J. Grable         Chief Executive Officer        September 26, 2000
Richard J. Grable             (principal executive officer)
                              and Director




/s/ Allan L. Schwartz         Executive Vice President,      September 26, 2000
Allan L. Schwartz             Chief Financial Officer and
                              Director (principal financial
                              and accounting officer)



/s/Irving H. Schwab           Director                       September 26, 2000
Irving H. Schwab




/s/ David E. Danovitch        Director                       September 26, 2000
David E. Danovitch

                                  EXHIBIT INDEX



Exhibit
Number   Description


5      Opinion of Mitrani, Rynor, Adamsky, Macaulay & Zorrilla, P.A.

10.3 1995 Incentive Stock Option Plan as filed on July 14, 1995, as Exhibit 10(b) to the Company's registration statement on Form 10-SB, is incorporated by reference.

10.29 2000 Non-Statutory Stock Option Plan, as filed on September 15, 2000 with the SEC as Exhibit 10.29 to the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000, is incorporated by reference.

23.1 Consent of Mitrani, Rynor, Adamsky, Macaulay & Zorrilla, P.A. (contained in Exhibit 5 of this Registration Statement)

23.2   Consent of Margolies, Fink and Wichrowski, Certified Public Accountants

                                    Exhibit 5

                                   LAW OFFICES
MITRANI, RYNOR, ADAMSKY, MACAULAY & ZORRILLA, P.A.
2200 SUNTRUST INTERNATIONAL CENTER
ONE SOUTHEAST THIRD AVENUE
MIAMI, FLORIDA 33131
E-mail: rmacaulay@mitrani.com                           Telephone:  305-358-0050
                                                        Telecopier: 305-358-9617





                                                             September 27, 2000

Imaging Diagnostic Systems, Inc.
6531 Northwest 18 Court
Plantation, Florida  33313

                     Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Imaging Diagnostic Systems, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to 6,991,066 shares of the Company's Common Stock, no par value (the "Common Stock"), 3,991,066 of which are offered pursuant to the Company's 1995 Incentive Stock Option Plan (the "1995 Plan") and 3,000,000 of which are offered pursuant to the Company's 2000 Non-Statutory Stock Option Plan (collectively, the "Plans"). You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering of Common Stock pursuant to the Plans.

         We have examined original, photostatic or certified copies of such records of the Company, including the Plans, the Articles of Incorporation, the Bylaws and minutes, the Registration Statement and other documents as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals and the conformity to authentic originals of all documents and instruments submitted to us as certified or photostatic copies. As to various questions of fact material to our opinions, we have relied upon representations made to us by various officers and directors of the Company and we have not conducted or received independent verification of those facts.

         Based upon the foregoing and subject to the comments and exceptions noted below, we are of the opinion that (i) the Company presently has available at least 6,991,066 authorized but unissued shares and/or treasury shares of Common Stock from which may be issued the 6,991,066 shares of Common Stock proposed to be sold pursuant to the Plans, and (ii) assuming that the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance as set forth in the Plans and assuming that the consideration for the shares of Common Stock issued is actually received by the Company as provided in the Plans, then the shares of Common Stock issued pursuant to the Plans will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                                     Very truly yours,

                                                     /s/ Robert B. Macaulay

                                                     MITRANI, RYNOR, ADAMSKY,
                                                     MACAULAY & ZORRILLA, P.A.

                                  Exhibit 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Imaging Diagnostic Systems, Inc. of our report dated August 11, 2000, which appears on page F-1 of Imaging Diagnostic Systems, Inc. Form 10-KSB, for the year ended June 30, 2000.


                                 /s/ Margolies, Fink and Wichrowski
                                 MARGOLIES, FINK AND WICHROWSKI


Pompano Beach, Florida
September 26, 2000